SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

Private Placement of Common Stock

On July 15, 2016, Bridgeline Digital, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors pursuant to which the Company sold an aggregate of 2,100,001, shares of common stock, par value $0.001 per share, (the “Common Stock”) at a purchase price of $0.75 per share. Taglich Brothers, Inc. served as placement agent for the transaction. The gross proceeds to the Company at the closing of this private placement were $1,575,001.

The shares of Common Stock issued in the transaction are restricted securities and may be sold only pursuant to Rule 144 or in another transaction exempt from the registration requirements under the Securities Act of 1933. Pursuant to the terms of the Purchase Agreement, the Company has agreed to provide piggyback registration rights with respect to the shares of Common Stock purchased in the transaction in the event the Company files a registration statement, with certain limited exceptions.

The Company entered into a Placement Agreement (the “Placement Agreement”) with Taglich Brothers dated July 8, 2016. Pursuant to the Placement Agreement, as compensation for acting as placement agent, in connection with the initial closing, the Company paid Taglich Brothers a cash payment of $126,000 and issued to Taglich Brothers, or its designees, five-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price equal to $0.92 per share. The warrants are exercisable starting on the sixth-month anniversary of initial closing date, provide the holders piggyback registration rights with respect to the shares of Common Stock underlying the warrants and contain a cashless exercise provision. Mr. Michael Taglich and Mr. Robert Taglich, current members of the Company’s Board of Directors, are principals of Taglich Brothers.

Conversion of 10% Secured Subordinated Convertible Notes

On June 17, 2016, the Company entered into Amendment #2 to 10% Secured Subordinated Convertible Notes (the “Amendment”) to certain convertible promissory notes (the “Notes”) with the holders of the Notes (each, a “Lender” and collectively the “Lenders”) issued by the Company pursuant to a Note Purchase Agreement between the Company and the Lenders, dated as of September 30, 2013, amended on November 6, 2013 and as further amended on December 21, 2015 (the “Purchase Agreement”). At that time, Lenders holding Notes in the aggregate principal amount of $570,000 elected to convert their Notes into 760,004 shares of the Company’s Common Stock. Since that time, Lenders holding the aggregate principal amount of $957,500 have elected to convert Notes into 1,276,671 shares of the Company’s Common Stock.

The description of agreements and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the agreements and securities that the Company filed as exhibits to this Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities

See the disclosure set forth in Item 1.01 above, which is incorporated herein by reference.

The securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(2)(a) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Effective July 21, 2016, after the issuances described above in Item 1.01, the Company had 16,598,730 shares of Common Stock issued and outstanding.

Item 9.01    Financial Statements and Exhibits

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(d)   Exhibits.

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated July 15, 2016
10.2	Placement Agreement between Bridgeline Digital, Inc. and Taglich Brothers, Inc., dated July 8, 2016
10.3	Form of Common Stock Purchase Warrant issued to placement agent
10.4

Amendment #2 to 10% Secured Subordinated Convertible Notes between Bridgeline Digital, Inc. and the holders of the 10% Secured Subordinated Convertible Notes, filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on June 17, 2016 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: July 21, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement between Bridgeline Digital, Inc. and the investors named therein, dated July 15, 2016
10.2	Placement Agreement between Bridgeline Digital, Inc. and Taglich Brothers, Inc., dated July 8, 2016
10.3	Form of Common Stock Purchase Warrant issued to placement agent
10.4

Amendment #2 to 10% Secured Subordinated Convertible Notes between Bridgeline Digital, Inc. and the holders of the 10% Secured Subordinated Convertible Notes, filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on June 17, 2016 and incorporated herein by reference